United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-4400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2017, NorthWest Indiana Bancorp (the “Corporation”) announced that it will appoint Todd Scheub to the position of Executive Vice President, Chief Banking Officer, effective June 5, 2017. Mr. Scheub, who is 49 years old, will be responsible for retail banking, retail and commercial lending, wealth management, and marketing for the Corporation. For the last four years, Mr. Scheub served as the Chief Lending Officer of Peoples Bank SB, an Indiana savings bank and a wholly owned subsidiary of the Corporation. Mr. Scheub will receive an annual base salary of $200,573 and is employed on an at-will basis.

Mr. Scheub will be replacing John Diederich, who has served as the Corporation’s Chief Banking Officer since April of last year. Effective June 5, 2017, the Corporation will appoint Mr. Diederich to the position of Executive Advisor to the Corporation. Mr. Diederich’s responsibilities will include support to Mr. Scheub, business development, community support, and projects assigned by the chief executive officer. Mr. Diederich will receive an annual base salary of $108,000 and is employed on an at-will basis.

Mr. Scheub was not selected as Executive Vice President, Chief Banking Officer pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Scheub and any of the Corporation’s other directors or executive officers. Since the beginning of the Corporation’s last fiscal year, there has been no transaction or currently proposed transaction in which the Corporation was or is to be a participant and in which Mr. Scheub or any of his immediate family members had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

On April 28, 2017, the Corporation issued a press release announcing the appointment of Mr. Scheub as the Corporation’s Chief Banking Officer and Mr. Diederich as the Corporation’s Executive Advisor. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 27, 2017, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Four directors were elected to the following terms, by the following votes. Holders of a total of 2,103,831 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes

Donald P. Fesko	2020	1,736,512	5,959	361,360
Danette Garza	2020	1,732,985	9,486	361,360
Robert E. Johnson, III	2020	1,741,595	876	361,360
Benjamin J. Bochnowski	2020	1,739,105	3,366	361,360

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The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of Plante & Moran, PLLC as auditors for NorthWest Indiana Bancorp for the year ended December 31, 2017	2,098,921	1,818	3,092

The proposition described below, having received an advisory vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to have been adopted:

	For	Against	Abstain	Broker Non-Votes

Approval, on an advisory basis, of compensation paid to executive officers of the Corporation as disclosed in the proxy statement	1,710,269	17,307	14,895	361,360

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 28, 2017

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 28, 2017	NorthWest Indiana Bancorp

	By:	/s/ Benjamin Bochnowski
Benjamin Bochnowski
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated April 28, 2017

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